REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Trustees of the
Northstar Trust:

In planning and performing our audit of the financial statements and financial highlights of the Northstar Trust, comprising the Northstar Growth + Value Fund, Northstar International Value Fund (formerly the Brandes International
Fund), Northstar Income and Growth Fund, Northstar High Total Return Fund and Northstar High Total Return Fund II (collectively, the "Funds"), for the year ended October 31, 1997, we considered its internal control, including controls over safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control.

The management of the Funds' is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. These controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, errors or irregularities may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of any specific internal control componet does not reduce to a relatively low level the risk that erros or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no mattes involving internal control, including controls over safeguarding securities, that we consider to be material weaknesses, as defined above, as of October 31, 1997.

This report is intended solely for the information and use of management of the Funds' and the Securities and Exchange Commission.